UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) March 14, 2006
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                              SENSE HOLDINGS, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Florida                    333-87293               82-0326560
  ----------------------------        ------------         -------------------
  (State or Other Jurisdiction        (Commission            (IRS Employer
        of Incorporation)             File Number)         Identification No.)


                 4503 N.W. 103rd Avenue, Sunrise, Florida 33351
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number, Including Area Code (954) 726-1422
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

         On March 7, 2006, the Company completed a private placement of $2,451,000 of financing of units of its securities consisting in the aggregate of 11,140,910 shares of its common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The purchasers of the units are certain accredited investors. The net proceeds from the transaction are being used to eliminate debt of the Company owing to certain prior note holders and for working capital purposes. The prior note holders have also agreed to convert an additional $142,500 principal amount of such notes for 647,722 shares of common stock, which conversion is exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933.

         The warrants are redeemable by the Company at any time following the first anniversary of the completion of the transaction at a redemption price equal to $0.05 per warrant share, provided the closing price of the Company's common stock is in excess of $0.60 for 20 consecutive trading days on the date of the notice of redemption, and further provided that the average daily trading volume during this period is greater than 100,000 shares per day.

         The securities are subject to "full ratchet" anti-dilution protection during the initial nine months following the closing, including common stock of the Company comprising the units and retained by the investor, as well as shares received upon exercise of the warrants. Following the initial one year period, the warrants are subject to "weighted-average" anti-dilution protection. There are limited exceptions to the anti-dilution protection afforded to the investors.

         The Company has agreed to file a registration statement covering the shares of the common stock underlying the securities issued. In the event the registration statement is not filed by May 7, 2006 or does not become effective by July 21, 2006, then the number of shares of common stock included within the units and the number of common shares underlying the warrants shall be increased by 2% for each 30-day period following such period.

         Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100. In addition, the placement agent also received a non-accountable expense fee of $73,530. The placement agent also received 2,451,000 shares of common stock as additional compensation for serving as placement agent, and is entitled to receive a cash fee equal to 5% of the gross proceeds received by the Company upon exercise of the warrants in compliance with NASD rules.

         Each of the investors who participated in the private placement was an accredited investor within the meaning of Rule 501 of Regulation D under Securities Act of 1933. The investors were provided access to business and financial data about the Company and had knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of an investment in the Company. No general solicitation or advertising was deployed in connection with the transaction. An applicable filing under Regulation D was made with the Securities and Exchange Commission. Accordingly, the issuance of the securities was exempt from registration under the Securities Act of 1933 by reason of Rule 506 under Regulation D as a transaction by an issuer not involving a public offering.


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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SENSE HOLDINGS, INC.



Date:  March 14, 2006                  By: /s/ Dore Perler
                                           ---------------
                                           Dore Perler, President


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